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                                                                   EXHIBIT 10.25


                         AUTOMOTIVE FINANCE CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

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                         AUTOMOTIVE FINANCE CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                TABLE OF CONTENTS

ARTICLE                                                                                                 PAGE
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
      INTRODUCTION                                                                                        1

I.    DEFINITIONS.......................................................................................  1

      1.1_   Administrator..............................................................................  1
      1.2    Base Salary................................................................................  1
      1.3    Board......................................................................................  1
      1.4    Bonus......................................................................................  1
      1.5    Change in Control of Company...............................................................  1
      1.6    Company....................................................................................  2
      1.7    Compensation...............................................................................  2
      1.8    Deferral Account...........................................................................  2
      1.9    Effective Date.............................................................................  2
      1.10   Employee...................................................................................  2
      1.11   Employer...................................................................................  2
      1.12   Employer Contribution Account..............................................................  2
      1.13   (Reserved).................................................................................  3
      1.14   Participant................................................................................  3
      1.15   Participant Deferral Contributions.........................................................  3
      1.16   Plan.......................................................................................  3
      1.17   Plan Year..................................................................................  3
      1.18   Subsidiary or Subsidiaries.................................................................  3
      1.19   Trust......................................................................................  3
      1.20   Trustee....................................................................................  3

II.   ELIGIBILITY AND PARTICIPATION.....................................................................  3

      2.1    Initial Eligibility........................................................................  3
      2.2    Change in Eligibility......................................................................  3

III.  CONTRIBUTIONS AND ALLOCATIONS.....................................................................  4

      3.1    Participant Deferral Contributions.........................................................  4
      3.2    Deferral Elections.........................................................................  4
      3.3    Employer Contributions.....................................................................  5
      3.4    Allocation of Contributions and Adjustments................................................  5

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
IV.   INVESTMENT OF CONTRIBUTIONS.......................................................................  6

      4.1    Investments................................................................................  6
      4.2    Unsecured Contractual Rights...............................................................  7

V.    DISTRIBUTIONS.....................................................................................  7

      5.1    Time of Payment of Benefits................................................................  7
      5.2    Manner of Payment of Benefits..............................................................  7
      5.3    Benefit Payment Elections..................................................................  7
      5.4    Vesting....................................................................................  7
      5.5    Death of the Participant and Beneficiary Designations......................................  8
      5.6    Advance Payments to Participants...........................................................  8

VI.   PLAN ADMINISTRATION...............................................................................  9

      6.1    Administration by the Company..............................................................  9
      6.2    Powers and Responsibilities of the Plan Administrator......................................  9
      6.3    Liabilities................................................................................ 10
      6.4    Claims Procedure........................................................................... 10
      6.5    Income and Employment Tax Withholding...................................................... 11
      6.6    Notices.................................................................................... 11

VII.  AMENDMENT AND TERMINATION OF THE PLAN............................................................. 11

      7.1    Amendment of the Plan...................................................................... 11
      7.2    Termination of the Plan.................................................................... 11

VIII. MISCELLANEOUS..................................................................................... 12

      8.1    Governing Law.............................................................................. 12
      8.2    Headings and Gender........................................................................ 12
      8.3    Spendthrift Clause......................................................................... 12
      8.4    Counterparts............................................................................... 12
      8.5    No Enlargement of Employment Rights........................................................ 12
      8.6    Limitations on Liability................................................................... 12
      8.7    Incapacity for Participant or Beneficiary.................................................. 12
      8.8    Corporate Successors....................................................................... 12
      8.9    Evidence................................................................................... 13
      8.10   Action by Employer......................................................................... 13
      8.11   Severability............................................................................... 13

                                   ADOPTION OF
                         AUTOMOTIVE FINANCE CORPORATION
                            EXECUTIVE RETIREMENT PLAN

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                                   ADOPTION OF
                         AUTOMOTIVE FINANCE CORPORATION
                            EXECUTIVE RETIREMENT PLAN

     Pursuant to resolutions adopted by the Board of Directors of Automotive Finance Corporation (the "Company") on May 31, 2001, the undersigned officers of the Company hereby adopt the Automotive Finance Corporation Supplemental Executive Retirement Plan, effective as of June 1, 2001, on behalf of the Company, in the form attached hereto.

     Dated this 31st day of May, 2001.


                                          AUTOMOTIVE FINANCE CORPORATION


                                          By: /s/ John E. Fuller
                                             -------------------
                                                  John E. Fuller
                                                  President

ATTEST:


 /s/ Joel Garcia
------------------
Joel Garcia

Its: Secretary
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                                  INTRODUCTION

     The purpose of this Plan is to permit a select group of management or highly compensated Employees to elect to defer compensation from the Employers without regard to the limitations imposed by the Code on the benefits which may accrue to those Employees under the Employers' tax-qualified retirement plans and to provide supplemental retirement benefits to help recompense the Employees for benefits lost due to the imposition of Code limitations on tax-qualified retirement benefits. It is the intention of the Employers that the Plan shall constitute an unfunded arrangement maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for federal income tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

                                    ARTICLE I
                                   DEFINITIONS

     Whenever the initial letter of a word or phrase is capitalized herein, the following words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context:

     1.1_ "Administrator" means the Company.

     1.2 "Base Salary" means the Participant's annual base salary rate payable from his Employer as of the first day of the applicable Plan Year, unreduced by projected salary reduction contributions to be made on behalf of the Participant under this Plan or under a plan which qualifies under Section 401(k) of the Code and/or Section 125 of the Code.

     1.3  "Board" means the Board of Directors of the Company.

     1.4  "Bonus" means the annual bonus payable to a Participant under either
(i) the ALLETE Annual Incentive Plan, or (ii) the Automotive Finance Corporation Management Incentive Program.

     1.5  "Change in Control of the Company" means:

          (a) Any merger, consolidation, share exchange, or other combination or reorganization involving the Company, irrespective of which party is the surviving entity, excluding any merger, consolidation, share exchange, or other combination involving the Company solely in connection with the acquisition by the Company of any Subsidiary;

          (b) Any sale, lease, exchange, transfer, or other disposition of all or any substantial part of the assets of the Company;

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          (c)   Any acquisition or agreement to acquire by any person or entity
                (other than an employee pension benefit plan sponsored by the Company), directly or indirectly, beneficial ownership of twenty-five percent (25%) or more of the outstanding voting stock of the Company;

          (d) During any period of two consecutive years during the term of this Plan, individuals who at the Effective Date constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each Director at the beginning of such Director's term has been approved by Directors representing at least two-thirds of the Directors then in office who were Directors on the Effective Date;

          (e) A majority of the Board or a majority of the shareholders of the Company approve, adopt, agree to recommend, or accept any agreement, contract, offer, or other arrangement providing for any of the transactions described above;

          (f) The consummation of any series of transactions which result in any of the transactions described above; or

          (g) Any other set of circumstances which the Board determines, in its sole discretion, to constitute a Change in Control of the Company.

Notwithstanding the foregoing, a Change in Control of the Company shall not occur as a result of the issuance of stock by the Company in connection with any public offering of its stock.

     1.6  "Company" means Automotive Finance Corporation.

     1.7 "Compensation" means the Base Salary payable to a Participant by an Employer during a Plan Year.

     1.8 "Deferral Account" means the individual bookkeeping account maintained for each Participant in accordance with Section 3.4(a) of the Plan.

     1.9  "Effective Date" means June 1, 2001.

     1.10 "Employee" means any individual who is employed by an Employer.

     1.11 "Employer" or "Employers" means the Company and any Subsidiary which the Company allows to adopt, and become a participating Employer under, the Plan.

     1.12 "Employer Contribution Account" means the individual bookkeeping account maintained for each Participant in accordance with Section 3.4(b) of the Plan.

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     1.13 (Reserved)

     1.14 "Participant" means a salaried executive Employee of an Employer who becomes a Participant pursuant to the provisions of Article II of the Plan.

     1.15 "Participant Deferral Contributions" means contributions made to the Plan pursuant to Section 3.1 by an Employer, at the election of the Participant, in lieu of receiving all or a portion of his Bonus or Compensation. Although the term "contribution" is used for ease of reference, credits to Participants' individual accounts under the Plan are merely credits to a bookkeeping account.

     1.16 "Plan" means the deferred compensation plan embodied herein, as amended from time to time, known as the Automotive Finance Corporation Supplemental Executive Retirement Plan.

     1.17 "Plan Year" means the 12-month period beginning each January 1 and ending on the following December 31, except that the first Plan Year will begin on the Effective Date and end on December 31, 2001.

     1.18 "Subsidiary" or "Subsidiaries" means a corporation, partnership or limited liability company, a majority of the outstanding voting stock, general partnership interests or membership interest, as the case may be, of which is owned or controlled directly or indirectly, by the Company or by one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     1.19 "Trust" means a so-called "rabbi trust" evidenced by a trust agreement between the Company and the Trustee.

     1.20 "Trustee" means the independent financial institution designated in the Trust from time to time to hold assets to be used to provide benefits under the Plan.


                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION

     2.1 INITIAL ELIGIBILITY. A member of a select group of management or highly compensated Employees is eligible to become a Participant in the Plan provided the Employee is designated as a Participant by the Company President in writing. A designated Employee will become a Participant as of the later of the Effective Date or the date specified by the Company President.

     2.2 CHANGE IN ELIGIBILITY. A Participant may be removed as an active Participant by the Company President effective as of any date, so that he will not be entitled to make deferrals

                                       -3-
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or receive benefit accruals under Article III on or after that date. Amounts credited to his Deferral Account and to his Employer Contribution Account will be distributed to such Participant pursuant to Article V.


                                   ARTICLE III
                          CONTRIBUTIONS AND ALLOCATIONS

     3.1 PARTICIPANT DEFERRAL CONTRIBUTIONS. Subject to the terms and limitations of this Article III, a Participant may elect, pursuant to Section 3.2, to have a portion, not to exceed eighty-five percent (85%), of his Bonus payable for any Plan Year withheld by his Employer and credited as a Participant Deferral Contribution under this Plan. A Participant may also elect, pursuant to
Section 3.2, to have a portion, not to exceed twenty-five percent (25%), of that portion of his Compensation earned subsequent to the date he becomes a Participant withheld by the Employer and credited as a Participant Deferral Contribution under this Plan.

     3.2 DEFERRAL ELECTIONS. Participant Deferral Contributions will be withheld from a Participant's pay in accordance with the following terms and conditions.

          (a) REQUIREMENT FOR DEFERRAL ELECTIONS. As a condition to an Employer's obligation to withhold and the Administrator's obligation to credit Participant Deferral Contributions for the benefit of a Participant pursuant to Section 3.1, the Participant must complete and file an election form with the Administrator (on a form or forms prescribed by the Administrator). Provisions may be made by the Administrator for separate elections with respect to deferrals of Bonuses and Compensation.

          (b) TIMING OF EXECUTION AND DELIVERY OF ELECTIONS. To be effective to defer any portion of a Bonus, an election must be filed with the Administrator with respect to that Bonus on or before the first day of the Plan Year for which the Bonus is payable. For example, an election for the 2002 Bonus, payable in February, 2003, must be filed on or before January 1, 2002 to be effective. To be effective to defer any portion of a Participant's Compensation, an election must be filed with the Administrator with respect to that Compensation on or prior to the first business day of the pay period for which the Participant would otherwise be entitled to receive the Compensation with respect to which the deferral is being requested. For example, to defer Compensation payable during the month of January, 2002, an election must be filed on or before December 31, 2001.

                In the case of an Employee who becomes a Participant for a Plan Year on any day other than the first day of that Plan Year, an election to defer any portion of a Bonus or Compensation for such Plan Year must be filed with the Administrator no later than thirty (30) days after the date he commences participation in the Plan.

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          (c)   MODIFICATION OF DEFERRAL ELECTIONS. Once made, a deferral
                election with respect to Bonuses or Compensation will remain in effect for future Bonuses and future Compensation, unless the election is revoked or a new election filed. The revocation or new election for a Bonus must be filed on or before the first day of the Plan Year for which the Bonus is payable. The revocation or new election for Compensation must be filed on or prior to the first business day of the pay period for which the Participant would otherwise be entitled to receive the Compensation.

     3.3 EMPLOYER CONTRIBUTIONS. For the Plan Year commencing on the Effective Date, an Employer shall make a contribution for each Participant in its employ on the first day of such Plan Year in an amount equal to eight percent (8%) of the Participant's Base Salary for such year. For each Plan Year commencing after the Effective Date, an Employer shall make a contribution for each Participant in its employ on the first day of the applicable Plan Year in an amount equal to five percent (5%) of the Participant's Base Salary for the applicable Plan Year; provided, however, commencing with the calendar month next following the calendar month in which a Participant completes one hundred and twenty (120) months of combined participation in this Plan and the predecessor to this Plan (the Insured Security Option Plan, or ISOP, maintained by the Company between March 6, 1998 and March 5, 2001), the foregoing five percent (5%) shall be increased to eight percent (8%) but such increase shall be applied prospectively only. For example, if a Participant completes 120 months of combined participation on June 30, 2008, then the employer contribution under this subsection for the 2008 Plan Year shall be 5% of his Base Salary from January 1, 2008 to June 30, 2008, and 8% of his Base Salary from July 1, 2008 to December 31, 2008.

     3.4  ALLOCATION OF CONTRIBUTIONS AND ADJUSTMENTS.

          (a) DEFERRAL ACCOUNT. The Administrator shall establish and maintain a Deferral Account in the name of each Participant, to which the Administrator shall credit all amounts to be allocated to each Participant pursuant to Section 3.1 and from which the Administrator shall debit amounts paid to the Participant or his designated beneficiary pursuant to Article V.

          (b) EMPLOYER CONTRIBUTION ACCOUNT. The Administrator shall establish and maintain an Employer Contribution Account in the name of each Participant, to which the Administrator shall credit all amounts to be credited to the Participant pursuant to Section
                3.3 and from which the Administrator shall debit amounts paid to the Participant or his designated beneficiary pursuant to
                Article V.

          (c) ACCOUNTING. Each Plan Year, each Participant's Employer Contribution Account shall be credited with the Employer contribution accrued by the Participant under Section 3.3 that year. In addition, each Participant's

                                       -5-
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                Deferral Account shall be credited with the Participant Deferral
                Contribution made for the Participant under Section 3.1 that year. As of the last day of each month (and as of any other date selected by the Administrator) both accounts of each Participant shall be adjusted as follows:

                (i) First, by charging a Participant's Deferral and Employer Contribution Accounts with any payments made to or on behalf of that Participant or his designated beneficiary since the last accounting.

                (ii) Second, for each month prior to January, 2002, by crediting the balances in each Participant's accounts with an amount equal to one-twelfth of eight percent of the account balances determined under the previous step, and for each month subsequent to December, 2001, by crediting the balances in each Participant's accounts with an amount equal to that portion of the monthly investment earnings of the Trust which are attributable to such accounts.

                (iii) Finally, by crediting each Participant's Deferral Account with any Participant Deferral Contributions that are to be credited to his Deferral Account as of that date.

          (d) CREDITING OF CONTRIBUTIONS. Participant Deferral Contributions shall be credited to Participants' Deferral Accounts as of the last day of the month in which the Compensation or the Bonus was due to be paid. Employer contributions made pursuant to Section
                3.3 shall be credited to Participants' Employer Contribution Accounts on the first day of the Plan Year for which the contribution is being made.

                                   ARTICLE IV
                           INVESTMENT OF CONTRIBUTIONS

     4.1 INVESTMENTS. All contributions under the Plan shall be credited to each Partici-pant's Deferral Account or Employer Contribution Account as provided in Section 3.4. At the discretion of the Administrator, all or any portion of such contributions may be contributed to the Trust. No provision of the Plan shall impose or be deemed to impose any obligation upon the Employers, other than an unsecured contractual obligation to make a cash payment to Participants and their beneficiaries in accordance with the terms of the Plan. Benefits payable under the Plan shall be paid directly by the Employers from their general assets to the extent not paid from the Trust.

     4.2 UNSECURED CONTRACTUAL RIGHTS. The Plan at all times shall be unfunded and shall constitute a mere promise by the Employers to make benefit payments in the future. Notwith-standing any other provision of this Plan, neither a Participant nor his designated beneficiary

                                       -6-
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shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Employers prior to the time benefits are paid as provided in
Article V, including any Compensation or Bonus deferred by the Participant. All rights created under this Plan shall be mere unsecured contractual rights of the Participant against the Employers.

                                    ARTICLE V
                                  DISTRIBUTIONS

     5.1 TIME OF PAYMENT OF BENEFITS. All amounts credited to a Participant's Deferral and Employer Contribution Accounts shall be or shall commence to be distributed to or for the benefit of a Participant (or his designated beneficiary) within a reasonable period following the earlier of (i) the date the Participant terminates employment with all the Employers, or (ii) the date the Participant is no longer eligible to participate in the Plan pursuant to
Section 2.2, or (iii) the effective date of any Change in Control of the Company.

     5.2 MANNER OF PAYMENT OF BENEFITS. The balance of a Participant's Deferral and Employer Contribution Accounts shall be distributed in cash in:

          (a)   A single lump sum payment;

          (b) Annual installment payments over a period not in excess of ten years; or

          (c)   A combination of the methods specified in subsections (a) and
                (b).

     5.3 BENEFIT PAYMENT ELECTIONS. A Participant may elect the manner in which his Plan benefit will be paid to him under Section 5.2 in accordance with the terms and conditions of this Section 5.3. To elect annual installment payments under subsection 5.2(b) or a combination of a single lump sum payment and annual installment payments under subsection 5.2(c), a Participant must file an election form with the Administrator (on a form or forms prescribed by the Administrator). To be effective, the Participant's election of a payment method must be filed with the Administrator prior to the beginning of the calendar year in which the Participant becomes entitled to a payment of benefits under this
Article V. If no election is made or if the election is not timely or properly made, distribution will be made in the form of a single lump sum payment. Any election effectively made for purposes of this Section 5.2 shall remain in effect until such time as it is superseded by a subsequent election effectively made for purposes of this Section 5.2.

     5.4 VESTING. Both a Participant's Deferral Account and Employer Contribution Account shall at all times be 100 percent vested.

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     5.5  DEATH OF THE PARTICIPANT AND BENEFICIARY DESIGNATIONS.

          (a) FORM AND TIME OF PAYMENT. In the event a Participant dies prior to the time his benefit under the Plan commences to be distributed, that benefit shall be paid to his designated beneficiary or beneficiaries in accordance with the benefit election in effect for such Participant as of the date of death, or in a single lump sum in the event no such benefit election is in effect as of such date. Such distribution shall be made as soon as practicable following the Participant's death. In the event a Participant dies after the distribution of his benefit under the Plan has commenced, his remaining benefit, if any, shall be paid to his designated beneficiary or beneficiaries in accordance with the method of distribution being used prior to the Participant's death.

          (b) DESIGNATION OF BENEFICIARIES. The Participant may designate a primary and contingent beneficiary or beneficiaries on forms provided by the Administrator. Such designation may be changed at any time for any reason by the Participant. If the Participant fails to designate a beneficiary, or if such designation shall for any reason be illegal or ineffective, or if the designated beneficiary(ies) shall not survive the Participant, his benefits under the Plan shall be paid: (i) to his surviving spouse; (ii) if there is no surviving spouse, to the duly appointed and qualified executor or other personal representative of the Participant to be distributed in accordance with the Participant's will or applicable intestacy law; or (iii) in the event that there shall be no such representative duly appointed and qualified within 60 days after the date of death of the Participant, then to such persons as, at the date of his death, who would be entitled to share in the distribution of the Participant's estate under the provisions of the applicable statutes then in force governing the descent of intestate property, in the proportions specified in such statute. The Administrator may determine the identity of the distributees, and in so doing may act and rely upon any information it may deem reliable upon reasonable inquiry, and upon any affidavit, certificate, or other document believed by it to be genuine, and upon any evidence believed by it to be sufficient.

     5.6 ADVANCE PAYMENTS TO PARTICIPANTS. The Administrator may make payment to a Participant in advance of the date such payment is due pursuant to Section
5.1 (an "Advance Payment"), to the extent (i) funds of the Employers are available for such purpose; (ii) the Administrator determines that the Participant has suffered an unforeseeable emergency which has caused a need for an Advance Payment; and (iii) the waiver by the Administrator of the election to defer Compensation under Article III is insufficient, as determined by the Administrator in its discretion, to satisfy such hardship. For purposes of this
Section 5.6, an unforeseeable emergency is a severe financial hardship to a Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant (as

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defined in Code Section 152(a)), loss of the Participant's property due to casualty, or other similar extraordinary and unforeseen circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case; however, the Administrator shall not grant any waiver of a Participant's deferral election or make an Advance Payment to the extent that his hardship may be relieved (i) through reimbursement or compensation by insurance or otherwise;
(ii) by liquidation of the Participant's assets, to the extent liquidation of such assets would not itself cause severe financial hardship; or (iii) by cessation of salary reduction contributions under any Code Sec. 401(k) plan. An unforeseeable emergency shall not include the need to send the Participant's child to college or the desire to purchase a home. An Advance Payment made under this Section 5.6 shall be made only to the extent reasonably needed to satisfy the emergency need.

                                   ARTICLE VI
                               PLAN ADMINISTRATION

     6.1 ADMINISTRATION BY THE COMPANY. The Company shall be responsible for administering the Plan and the Company shall be charged with the full power for administering the Plan in all its details.

     6.2  POWERS AND RESPONSIBILITIES OF THE ADMINISTRATOR.

          (a) The Administrator shall have all powers necessary to administer the Plan in its sole and absolute discretion, including the power to construe and interpret the Plan documents; to decide all questions relating to an individual's eligibility to participate in the Plan; to require information from a Participant or beneficiary; to determine whether a Participant has actually terminated employment; to determine the amount, manner and timing of any distribution of benefits or withdrawal under the Plan; to resolve any claim for benefits in accordance with Section 6.4, and to appoint or employ advisors, including legal counsel, to render advice with respect to any of the Administrator's responsibilities under the Plan. Any construction, interpretation, or application of the Plan by the Administrator shall be final, conclusive and binding. All actions by the Administrator shall be taken pursuant to uniform standards applied to all persons similarly situated.

          (b) RECORDS AND REPORTS. The Administrator shall be responsible for maintaining sufficient records to determine each Participant's eligibility to participate in the Plan, and the Compensation and Bonuses of each Participant for purposes of determining the amount of contributions that may be made by or on behalf of the Participant under the Plan.

          (c) RULES AND DECISIONS. The Administrator may adopt such rules as it deems necessary, desirable, or appropriate in the administration of the Plan. All

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                rules and decisions of the Administrator shall be applied
                uniformly and consistently to all Participants in similar circumstances. When making a determination or calculation, the Administrator shall be entitled to rely upon information furnished by a Participant or beneficiary, the Employers or the legal counsel of an Employer.

          (d) APPLICATION AND FORMS FOR BENEFITS. The Administrator may require a Participant or beneficiary to complete and file with it an application for a benefit, and to furnish all pertinent information requested by it. The Administrator may rely upon all such information so furnished to it, including the Participant's or beneficiary's current mailing address.

     6.3 LIABILITIES. The Administrator shall be indemnified and held harmless by the Employers with respect to any actual or alleged breach of responsibilities performed or to be performed hereunder.

     6.4  CLAIMS PROCEDURE.

          (a) FILING A CLAIM. Any Participant or beneficiary under the Plan may file a written claim for a Plan benefit with the Administrator or with a person named by the Administrator to receive claims under the Plan.

          (b) NOTICE OF DENIAL OF CLAIM. In the event of a denial or limitation of any benefit or payment due to or requested by any Participant or beneficiary under the Plan ("claimant"), the claimant shall be given a written notification containing specific reasons for the denial or limitation of his benefit. The written notification shall contain specific reference to the pertinent Plan provisions on which the denial or limitation of his benefit is based. In addition, it shall contain a description of any other material or information necessary for the claimant to perfect a claim, and an explanation of why such material or information is necessary. The notification shall further provide appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review. This written notification shall be given to a claimant within 90 days after receipt of his claim by the Administrator unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of said 90-day period, and such notice shall indicate the special circumstances which make the postponement appropriate.

          (c) RIGHT OF REVIEW. In the event of a denial or limitation of his benefit, the claimant or his duly authorized representative shall be permitted to review pertinent documents and to submit to the Administrator issues and comments in writing. In addition, the claimant or his duly authorized representative may make a written request for a full and fair review of his

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                claim and its denial by the Administrator; provided, however, that such written request must be received by the Administrator (or its delegate to receive such requests) within 60 days after receipt by the claimant of written notification of the denial or limitation of the claim. The 60-day requirement may be waived by the Administrator in appropriate cases.

          (d) DECISION ON REVIEW. A decision shall be rendered by the Administrator within 60 days after the receipt of the request for review, provided that where special circumstances require an extension of time for processing the decision, it may be postponed on written notice to the claimant (prior to the expiration of the initial 60-day period) for an additional 60 days after the receipt of such request for review. Any decision by the Administrator shall be furnished to the claimant in writing and shall set forth the specific reasons for the decision and the specific Plan provisions on which the decision is based.

          (e) COURT ACTION. No Participant or beneficiary shall have the right to seek judicial review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits, prior to filing a claim for benefits or exhausting his rights to review under this Section 6.4.

     6.5 INCOME AND EMPLOYMENT TAX WITHHOLDING. The Employers shall be responsible for withholding from the Participant's Compensation or Bonuses or from the distribution of his benefit under the Plan of all applicable federal, state, city and local taxes.

     6.6 NOTICES. Any notice or document required to be given to or filed with the Administrator will be properly given or filed if delivered to or mailed, by registered mail, postage paid, to the following:

          Manager of Employee Services
          Automotive Finance Corporation
          310 E. 96th Street, Suite 300
          Indianapolis, IN  46240

                                   ARTICLE VII
                      AMENDMENT AND TERMINATION OF THE PLAN

     7.1 AMENDMENT OF THE PLAN. The Company shall have the right at any time to modify, alter or amend the Plan in whole or in part; provided, however, no amendment, termination, or other change in the Plan shall reduce the amount allocated to the account of a participant on the date of such amendment, termination or other change, which account balance shall be payable to such participant or such participant's beneficiary as provided herein.

     7.2 TERMINATION OF THE PLAN. The Company reserves the right at any time to terminate the Plan or to reduce or cease benefit accruals at any time.

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                                  ARTICLE VIII
                                  MISCELLANEOUS

     8.1 GOVERNING LAW. The Plan shall be construed, regulated and administered according to the laws of the State of Indiana, except in those areas preempted by the laws of the United States of America in which case such laws will control.

     8.2 HEADINGS AND GENDER. The headings and subheadings in the Plan have been inserted for convenience of reference only and shall not affect the construction of the provisions hereof. In any necessary construction the masculine shall include the feminine and the singular the plural, and vice versa.

     8.3 SPENDTHRIFT CLAUSE. No benefit or interest available hereunder will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant's designated beneficiary, either voluntarily or involuntarily.

     8.4 COUNTERPARTS. This Plan may be executed in any number of counterparts, each of which shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

     8.5 NO ENLARGEMENT OF EMPLOYMENT RIGHTS. Nothing contained in the Plan shall be construed as a contract of employment between an Employer and any person, nor shall the Plan be deemed to give any person the right to be retained in the employ of an Employer or limit the right of an Employer to employ or discharge any person with or without cause, or to discipline any Employee.

     8.6 LIMITATIONS ON LIABILITY. Notwithstanding any of the preceding provisions of the Plan, none of the Employers, the Administrator and each individual acting as an employee or agent of any of them shall be liable to any Participant, Employee or beneficiary for any claim, loss, liability or expense incurred in connection with the Plan, except when the same shall have been judicially determined to be due to the gross negligence or willful misconduct of such person.

     8.7 INCAPACITY OF PARTICIPANT OR BENEFICIARY. If any person entitled to receive a distribution under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative), then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Administrator may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Employers and the Plan.

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     8.8  CORPORATE SUCCESSORS. The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity ("Transaction"), but the Plan shall be continued after the Transaction only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan.

     8.9 EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying thereon considers pertinent and reliable, and signed, made or presented by the proper party or parties.

     8.10 ACTION BY EMPLOYER. Any action required of or permitted by an Employer under the Plan shall be by resolution of its Board of Directors or by a person or persons authorized by resolution of the Board to act on its behalf with respect to the Plan.

     8.11 SEVERABILITY. In the event any provisions of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and endorsed as if such illegal or invalid provisions had never been contained in the Plan.

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